Exhibit (j)

Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A.	ATTORNEYS AND COUNSELORS AT LAW

Daniel H. April

Janet Clow

David F. Cunningham

Patrick J. Dolan

John M. Hickey

C.W.N. Thompson, Jr.

November 28, 2012

VIA EDGAR FILING

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:   Thornburg Investment Trust

Registration Number under the Securities Act of 1933: 033-14905

Registration Number under the Investment Company Act of 1940: 811- 05201

Ladies and Gentlemen:

We hereby consent to the references made to the firm of Thompson, Hickey, Cunningham Clow, April & Dolan, P.A. in post-effective amendment no. 85 to the registration statement of Thornburg Investment Trust. In giving this consent, we do not admit that the firm of Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A. is in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very Truly Yours,

/s/ Charles W.N. Thompson, Jr.

Charles W.N. Thompson, Jr.

460 St. Michael’s Drive	E-mail: cwnt@catchlaw.com	Tel.: (505) 988-2900
Suite 1000	Web address: www.catchlaw.com	Extension 105
Santa Fe, New Mexico 87505		Fax: (505) 988-2901